UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2016

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East Grand Prairie, Texas	75050

(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2016, Six Flags Entertainment Corporation (the “Company”) completed the private sale of $300.0 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2024 (the “Notes”), at an original issue price of 100.0% of par. The Notes and the related guarantees were offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Company used approximately $150.0 million of the proceeds from the issuance of the Notes to reduce its borrowings under its amended and restated credit facility’s Term Loan B. The paydown of borrowings under the Term Loan B will eliminate any required quarterly amortization payments thereunder until its final maturity. The Company intends to use the remaining net proceeds of the sale of the Notes for general corporate and working capital purposes, which the Company expects to primarily include repurchases of its common stock from time to time, subject to compliance with its financing agreements, and to the extent the Company does not use such net proceeds for that purpose, the Company may use such amounts for strategic initiatives that it may undertake from time to time.

Indenture

The Notes were issued pursuant to an indenture, dated as of June 16, 2016 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.

Interest and Maturity

The Notes will pay interest at a rate of 4.875% per annum, payable in cash semi-annually, in arrears, on January 31 and July 31 of each year, beginning on January 31, 2017. The Notes mature on July 31, 2024.

Guarantees, Security and Ranking

The Notes are guaranteed on a senior unsecured basis by the Company’s subsidiaries that guarantee indebtedness under the Company’s senior secured credit facility. The Notes are the Company’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ senior unsecured debt. The Notes and the guarantees rank effectively junior to all of the Company’s and the Guarantors’ secured obligations to the extent of the value of the collateral securing such obligations, including the obligations of the Company and the Guarantors pursuant to their guarantees or borrowings under the Company’s senior secured credit facility. The Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the guarantees rank structurally junior to all debt and other liabilities of the Company’s subsidiaries that are not Guarantors of the Notes.

Redemption

The Company may redeem some or all of the Notes on or after July 31, 2019 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. Prior to July 31, 2019, the Company may redeem up to 35.0% of the aggregate principal amount of the Notes at a redemption price equal to 104.875%, together with accrued and unpaid interest, if any, to, but not including, the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Notes prior to July 31, 2019, by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and the Company’s restricted subsidiaries to, among other things: incur additional debt or issue preferred stock; create liens; create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; pay dividends and make other distributions in respect of the Company’s and its restricted subsidiaries’ capital stock; redeem or repurchase the Company’s capital stock or prepay subordinated indebtedness; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture. Certain of these covenants will be suspended if the Notes are assigned an investment grade rating from any two of Fitch Ratings, Inc., Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete text of the Indenture and the Notes filed as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Amendment to the Credit Agreement

Concurrently with the completion of this offering, the Company amended its existing senior secured credit facility (the “Amendment”) to (i) reduce the interest rate on the remaining borrowings under its Term Loan B by 25 basis points by removing the leverage based pricing grid in respect of the applicable margin for such term loan and replacing it with a fixed applicable margin of 2.50% and 1.50% for the eurocurrency loans and base rate loans, respectively; and (ii) renew the 1.00% prepayment premium applicable, under certain circumstances, to the Term Loan B to six months from the effective date of the amendment. In addition, the Amendment effectuates certain other technical amendments to the senior secured credit facility, which do not affect pricing or the amount of indebtedness thereunder.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 4.3 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

This information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item of 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed herewith (except as noted below):

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2016, among Six Flags Entertainment Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 4.875% Senior Note due 2024 (included as Exhibit A to Exhibit 4.1).

10.1	Amendment to the Credit Agreement, dated as of June 16, 2016, among Amended and Restated Credit Agreement, dated as of June 30, 2015 among Six Flags Entertainment Corporation, a Delaware corporation, as Parent (as defined therein), Six Flags Operations Inc., a Delaware corporation, as Holdings (as defined therein), Six Flags Theme Parks Inc., a Delaware corporation, as Borrower (as defined therein), the Subsidiary Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (as defined therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: June 17, 2016	By:	/s/ Lance C. Balk
Lance C. Balk
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2016, among Six Flags Entertainment Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 4.875% Senior Note due 2024 (included as Exhibit A to Exhibit 4.1).

10.1	Amendment to the Credit Agreement, dated as of June 16, 2016, among Amended and Restated Credit Agreement, dated as of June 30, 2015 among Six Flags Entertainment Corporation, a Delaware corporation, as Parent (as defined therein), Six Flags Operations Inc., a Delaware corporation, as Holdings (as defined therein), Six Flags Theme Parks Inc., a Delaware corporation, as Borrower (as defined therein), the Subsidiary Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent (as defined therein).

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